Exhibit 99.1

Bridgeline Announces Financial Results for the Third Quarter of Fiscal 2025

Woburn, Mass. - Bridgeline Digital, Inc. (NASDAQ: BLIN), a leader in AI-powered marketing technology, today announced financial results for its fiscal 2025 third quarter, which ended June 30, 2025.

“HawkSearch is ranked #1 in the 2025 Gartner® Critical Capabilities Report in the B2B Search Use Case,” said Ari Kahn, Bridgeline’s President and Chief Executive Officer. “Thanks to our latest AI-powered products in the HawkSearch suite, we are seeing double-digit growth for that product line, which now accounts for over 60% of Bridgeline’s revenue and will continue to grow.”

Financial Highlights – Third Quarter of Fiscal Year 2025

●	Total revenue, which is comprised of SaaS Subscription and license and Services revenue, was $3.8 million for the quarter ended June 30, 2025, a decrease from $3.9 million in the prior year period.

●	Subscription and licenses revenue of $3.1 million increased 4% from $3.0 million in the prior year period.

●	Services revenue of $0.7 million for the quarter ended June 30, 2025 decreased from $0.9 million in the prior year period.

●	Both total revenue from our Core products and subscription and licenses revenue from our Core products grew by over 10% CAGR.

●	Our Core product Net Revenue Retention (“NRR”) was 114% for the quarter ended June 30, 2025.

Financial Highlights – First 9 Months of Fiscal Year 2025

●	Total revenue of $11.5 million for the 9 months ended June 30, 2025 slightly increased from $11.5 million in the prior year period.

●	Subscription and licenses revenue of $9.2 million increased from $9.1 million in the prior year period.

●	Services revenue of $2.3 million for the 9 months ended June 30, 2025 decreased from $2.4 million in the prior year period.

Sales Highlights

●	Bridgeline has focused resources and proceeds from the 2nd quarter capital raise towards sales and marketing to accelerate new customer acquisitions.

●	In the third quarter of fiscal year 2025, Bridgeline sold 16 new subscription contracts for $1.7M in total contract value, adding over $600,000 in Annual Recurring Revenue.

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Bridgeline continues to build this momentum within the third quarter of fiscal 2025 with new contracts with Venue Marketplace, Adentra and Crest Fasteners, and we plan to build on this momentum by deepening our presence in B2B industries through targeted AI campaigns and events in the remainder of 2025 and into next year.

Product Highlights

●	HawkSearch has been ranked #1 in the 2025 Gartner® Critical Capabilities Report in the B2B Search Use Case.

●

The new HawkSearch MCP (Model Context Protocol) enables AI Agents to partner with merchandisers to manage HawkSearch, while offering merchandisers granular control over search results through natural language prompts.

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HawkSearch’s latest release introduced AI Workbench and Advanced Analytics, enabling merchandisers to customize Smart Response and Smart Search prompts without developer support. The update delivers deeper visibility into search performance and seamless integration with business intelligence tools.

Partner Highlights

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400 registrants joined Insight25, Bridgeline’s inaugural HawkSearch Virtual Summit. Guest speakers from BigCommerce, HP, Luminos Labs, Xngage, Ivystone, Prestwick House, and Crescent Electric showcased HawkSearch’s role in powering the next wave of AI innovation for B2B eCommerce.

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HawkSearch co-hosted an exclusive partner event at B2B Online in Chicago with Pimberly, BigCommerce, Cronix, BlueSnap, Distributor Data Solutions (DDS), Xngage, and Logicbroker. The event reinforced HawkSearch’s deep partner ecosystem and strategic role in powering connected commerce solutions across B2B industries.

●	HawkSearch Showcased AI-powered B2B search in a joint webinar with Cronix and Shopware, highlighting how HawkSearch drives the customer journey from discovery to order.

Customer Highlights

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Fortune 100 tech company signed a strategic retainer agreement with HawkSearch to optimize global ecommerce search across high‑volume, multi-region sites, reinforcing HawkSearch’s role in enterprise-scale digital transformation.

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One of the nation’s largest electrical distributors selected HawkSearch to power AI search across more than seventy storefronts, integrating with Sitecore and Salesforce Commerce Cloud for a unified product and content experience.

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A top five U.S. electrical distributor expanded its HawkSearch license to power hundreds of ecommerce portals. The distributor relies on HawkSearch’s multi-engine infrastructure to test and deploy personalized experiences at scale.

●	Ivystone Group launched HawkSearch across five ecommerce sites with Multi-Engine Management, Concept Search, Recommendations, and Merchandising to improve intent-matching and customer engagement.

●	A leading JanSan Distributor renewed and expanded its partnership with HawkSearch to improve conversion and average order value with semantic search and personalized product recommendations.

Financial Results – Third Quarter of Fiscal Year 2025

●	Total revenue, which is comprised of Licenses and Services revenue, was $3.8 million for the quarter ended June 30, 2025, as compared to $3.9 million for the same period in 2024.

●

Subscription and licenses revenue, which is comprised of SaaS licenses, maintenance and hosting revenue, was $3.1 million for the quarter ended June 30, 2025, as compared to $3.0 million for the same period in 2024. As a percentage of total revenue, Subscription and licenses revenue was 81% of total revenue for the quarter ended June 30, 2025, as compared to 77% for the same period in 2024.

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Services revenue was $0.7 million for the quarter ended June 30, 2025, compared to $0.9 million for the same period in 2024. As a percentage of total revenue, Services revenue accounted for 19% of total revenue for the quarter ended June 30, 2025, as compared to 23% for the same period in 2024.

●

Cost of revenue was $1.3 million for the quarter ended June 30, 2025, as compared to $1.2 million for the same period in 2024. Gross profit was $2.5 million for the quarter ended June 30, 2025, as compared to $2.7 million for the same period in 2024.

●

Gross margin was 66% for the quarter ended June 30, 2025, as compared to 69% for the same period in 2024. Subscription and licenses gross margin was 70% for three months ended June 30, 2025, as compared to 72% for the same period in 2024. Services gross margin was 50% for the three months ended June 30, 2025, as compared to 58% for the same period in 2024.

●	Operating expenses were $3.2 million for the quarter ended June 30, 2025, as compared to $3.1 million for the same period in 2024.

●	Operating loss for the quarter ended June 30, 2025 was $0.7 million, as compared to $0.4 million for the same period in 2024.

●	Net loss for the quarter ended June 30, 2025, was $0.8 million, compared to a net loss of $0.3 million for the same period in 2024.

Financial Results – First 9 Months of Fiscal Year 2025

●	Total revenue, which is comprised of Licenses and Services revenue, was $11.5 million for the nine months ended June 30, 2025, slightly higher than the $11.5 million for the same period in 2024.

●

Subscription and licenses revenue, which is comprised of SaaS licenses, maintenance and hosting revenue was $9.2 million for the nine months ended June 30, 2025, as compared to $9.1 million for the same period in 2024. As a percentage of total revenue, Subscription and licenses revenue was 80% of total revenue for the nine months ended June 30, 2025, compared to 79% for the same period in 2024.

●

Services revenue was $2.3 million for the nine months ended June 30, 2025, as compared to $2.4 million for the same period in 2024. As a percentage of total revenue, Services revenue accounted for 20% of total revenue for the nine months ended June 30, 2025, compared to 21% for the same period in 2024.

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Cost of revenue was $3.8 million for the nine months ended June 30, 2025, as compared to $3.7 million for the same period in 2024. Gross profit was $7.7 million for the nine months ended June 30, 2025, as compared to $7.8 million for the same period in 2024.

●

Gross margin was 67% for the nine months ended June 30, 2025, as compared to 68% for the same period in 2024. Subscription and licenses gross margin were 71% for the nine months ended June 30, 2025, as compared to 72% for the same period in 2024. Services gross margin was 51% for the nine months ended June 30, 2025, as compared to 51% for the same period in 2024.

●	Operating expenses were $9.6 million for the nine months ended June 30, 2025, as compared to $9.3 million for the same period in 2024.

●	Operating loss for the nine months ended June 30, 2025, was $1.9 million, as compared to an operating loss of $1.5 million for the same period in 2024.

●	Net loss for the nine months ended June 30, 2025, was $2.2 million, compared to a net loss of $1.5 million for the same period in 2024.

Conference Call

Bridgeline Digital, Inc. will hold a conference call today, August 14, 2025, at 4:30 p.m. Eastern Time to discuss these results. The Company’s President and Chief Executive Officer, Ari Kahn, and Chief Financial Officer, Thomas Windhausen, will host the call, followed by a question-and-answer period. The details of the conference call webcast and replay are as follows:

Bridgeline Digital Third Quarter 2025 Earnings Call
Thursday, August 14, 2025, at 4:30 p.m. ET
Webcast Registration: https://www.webcaster4.com/Webcast/Page/3079/52815

Non-GAAP Financial Measures

This press release contains references to Adjusted EBITDA, a Non-GAAP financial measure.

Adjusted EBITDA is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation expense, impairment of goodwill and intangible assets, non-cash warrant related income/expense, changes in fair value of contingent consideration, restructuring and acquisition-related costs, amortization of debt discounts, preferred stock dividends and any related tax effects. Bridgeline uses Adjusted EBITDA as a supplemental measure of our performance that is not required by, or presented in accordance with, accounting principles generally accepted in the United States ("GAAP").

Bridgeline's management does not consider Non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. The principal limitation of Non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company's financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expenses and income are excluded or included in determining these Non-GAAP financial measures. To compensate for these limitations, Bridgeline management presents Non-GAAP financial measures in connection with GAAP results. Bridgeline urges investors to review the reconciliation of its Non-GAAP financial measure to the comparable GAAP financial measure, which is included in this press release, and not to rely on any single financial measure to evaluate Bridgeline's financial performance.

Our definition of Non-GAAP Adjusted EBITDA may differ from and therefore may not be comparable with similarly titled measures used by other companies, thereby limiting its usefulness as a comparative measure. As a result of the limitations that Adjusted EBITDA has as an analytical tool, investors should not consider it in isolation, or as a substitute for analysis of our operating results as reported under GAAP.

Other Terms

Core Product revenue includes all subscription license and services revenue from HawkSearch, WooRank licenses for HawkSearch customers, and AccessiBe.

Net Revenue Retention (“NRR”) is measured as the current period trailing twelve months Monthly Recurring Revenue (“MRR”), including Cross Sales and Net Renewal (expansion less contraction) MRR, all divided by trailing twelve months MRR for the previous period trailing twelve months.

Safe Harbor for Forward-Looking Statements

Statement under the Private Securities Litigation Reform Act of 1995

All statements included in this press release, other than statements or characterizations of historical fact, are forward-looking statements. These "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, are based on our current expectations, estimates and projections about our industry, management's beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as "anticipates," "expects," "intends," "plans," "predicts," "believes," "seeks," "estimates," "may," "will," "should," "would," "could," "potential," "continue," "ongoing," similar expressions, and variations or negatives of these words. These statements appear in a number of places and include statements regarding the intent, belief or current expectations of Bridgeline Digital, Inc. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions, including, but not limited to, business operations and the business of our customers, suppliers and partners; our ability to retain and upgrade current customers, increasing our recurring revenue, our ability to attract new customers, our revenue growth rate; our history of net loss and our ability to achieve or maintain profitability, instability in the financial markets, including the banking sector; our liability for any unauthorized access to our data or our users' content, including through privacy and data security breaches; any decline in demand for our platform or products; changes in the interoperability of our platform across devices, operating systems, and third party applications that we do not control; competition in our markets; our ability to respond to rapid technological changes, extend our platform, develop new features or products, or gain market acceptance for such new features or products, particularly in light of potential disruptions to the productivity of our employees resulting from remote work; our ability to manage our growth or plan for future growth, and our acquisition of other businesses and the potential of such acquisitions to require significant management attention, disrupt our business, or dilute stockholder value; the volatility of the market price of our common stock, the ability to maintain our listing on the NASDAQ Capital Market; or our ability to maintain an effective system of internal controls as well as other risks described in our filings with the Securities and Exchange Commission. Any of such risks could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement. Bridgeline Digital, Inc. assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release, except as required by applicable law.

About Bridgeline Digital

Bridgeline is a marketing technology company that offers a suite of products that help companies grow online revenue by driving more traffic to their websites, converting more visitors to purchasers, and increasing average order value.

To learn more, please visit www.bridgeline.com or call (800) 603-9936.

Contact:

Bridgeline Digital, Inc.

Thomas R. Windhausen

Chief Financial Officer

twindhausen@bridgeline.com

BRIDGELINE DIGITAL, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)
(Unaudited)

	June 30,	September 30,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$2,103	$1,390
Accounts receivable, net	1,401	1,288
Prepaid expenses and other current assets	581	269
Total current assets	4,085	2,947
Property and equipment, net	46	74
Operating lease assets	166	163
Intangible assets, net	3,359	3,908
Goodwill, net	8,468	8,468
Other assets	24	42
Total assets	$16,148	$15,602

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Current portion of long-term debt	$156	$282
Current portion of operating lease liabilities	79	157
Accounts payable	1,684	1,112
Accrued liabilities	1,190	988
Deferred revenue	2,176	2,189
Total current liabilities	5,285	4,728
Long-term debt, net of current portion	192	244
Operating lease liabilities, net of current portion	87	6
Warrant liabilities	154	98
Other long-term liabilities	481	520
Total liabilities	6,199	5,596

Commitments and contingencies

Stockholders' equity:
Preferred stock - $0.001 par value; 1,000,000 shares authorized;
Series C Convertible Preferred stock: 11,000 shares authorized; 0 shares issued and outstanding at June 30, 2025 and 350 shares issued and outstanding at September 30, 2024	-	-
Common stock - $0.001 par value; 50,000,000 shares authorized; 12,112,068 shares issued and outstanding at June 30, 2025 and 10,417,609 shares issued and outstanding at September 30, 2024	12	10
Additional paid-in-capital	103,905	101,833
Accumulated deficit	(93,691)	(91,538)
Accumulated other comprehensive loss	(277)	(299)
Total stockholders' equity	9,949	10,006
Total liabilities and stockholders' equity	$16,148	$15,602

BRIDGELINE DIGITAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Revenue:
Subscription and perpetual licenses	$3,122	$3,013	$9,222	$9,109
Digital engagement services	724	923	2,290	2,386
Total net revenue	3,846	3,936	11,512	11,495

Cost of revenue:
Subscription and perpetual licenses	934	846	2,694	2,533
Digital engagement services	364	384	1,119	1,180
Total cost of revenue	1,298	1,230	3,813	3,713
Gross profit	2,548	2,706	7,699	7,782

Operating expenses:
Sales and marketing	1,297	949	3,355	2,803
General and administrative	774	878	2,343	2,425
Research and development	961	1,008	3,144	3,138
Depreciation and amortization	195	201	585	885
Restructuring and acquisition related expenses	10	53	217	68
Total operating expenses	3,237	3,089	9,644	9,319
Loss from operations	(689)	(383)	(1,945)	(1,537)

Interest expense and other, net	(126)	(5)	(135)	(58)
Change in fair value of warrant liabilities	31	88	(58)	81
Income (loss) before income taxes	(784)	(300)	(2,138)	(1,514)
Provision for income taxes	5	5	15	15
Net loss	$(789)	$(305)	$(2,153)	$(1,529)
Redemption of Series C Convertible Preferred Stock	0	-	(331)	-
Net loss applicable to common shareholders	$(789)	$(305)	$(2,484)	$(1,529)

Net (loss) income per share attributable to common shareholders:
Basic net (loss) income per share	$(0.07)	$(0.03)	$(0.23)	$(0.15)
Diluted net (loss) income per share	$(0.07)	$(0.03)	$(0.23)	$(0.15)
Number of weighted average shares outstanding:
Basic	11,945,350	10,417,609	10,956,127	10,417,609
Diluted	11,945,350	10,430,763	10,956,127	10,430,763

BRIDGELINE DIGITAL, INC.
RECONCILIATION OF GAAP TO NON-GAAP RESULTS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2025	2024	2025	2024
Reconciliation of GAAP net loss to Adjusted EBITDA:
GAAP net loss	$(789)	$(305)	$(2,153)	$(1,529)
Provision for income taxes	$5	5	15	15
Interest expense and other, net	$3	5	12	58
Change in fair value of warrants	$(31)	(88)	58	(81)
Amortization of intangible assets	$183	184	549	796
Depreciation and other amortization	$15	22	52	108
Restructuring and acquisition related charges	$10	53	217	68
Stock-based compensation	$274	127	488	368
Adjusted EBITDA	$(330)	$3	$(762)	$(197)